UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Cosmos Health Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cosmos Health Inc.

5 Agiou Georgiou Street

Thessaloniki, Greece 55438

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To be Held on November 19, 2024

This proxy statement supplement, dated October 29, 2024 (the “Supplement”), supplements the definitive proxy statement (which we refer to as the “Proxy Statement”) of the Board of Directors of Cosmos Health Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission on October 18, 2024 relating to the annual meeting of stockholders of the Company, which will be held on November 19, 2024 at 9:00 A.M. (Central Time) at the Company’s U.S. headquarters, 141 West Jackson Boulevard, Suite 4236, Chicago, IL 60604. The purpose of this Supplement is to correct the number of shares of Common Stock of the Company held by Grigorios Siokas. Except as described in this Supplement, the information disclosed in the Proxy Statement continues to apply. To the extent that information in this supplement differs from information disclosed in the proxy statement, the information in this Supplement applies.

Section “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS” of the Definitive Proxy is corrected as follows:

Name and Address of Beneficial Owners of Common Stock (1)	Amount and Nature of Beneficial Ownership		% of Common Stock

Grigorios Siokas	3,516,980	(2)	14.67%

(1) Unless otherwise indicated, the address for each person is 141 West Jackson Boulevard, Suite 4236, Chicago, IL 60604.

(2) Includes 2,804,597 issued shares; 212,383 shares issuable upon exercise of Exchange Warrants issued on October 2, 2022, pursuant to a Warrant Exchange Agreement dated as of October 3, 2022; and 500,000 shares issuable upon exercise of Series B Common Warrants exercisable at $3.00 per share. The exercise of the Exchange Warrants, Series B Common Warrants are all subject to the Beneficial Ownership Limitation.

Information about the Company’s 2024 annual meeting of stockholders, scheduled for November 19, 2024, and the director nominees for election are set forth in the Proxy Statement, which is supplemented to reflect the information set forth above. The Proxy Statement, together with this Supplement, have been filed with the Securities and Exchange Commission and are also available for viewing at the website maintained for the annual meeting at https://www.iproxydirect.com/COSM (as well as on the Company’s website at www.cosmoshealthinc.com). The Company will furnish a copy of the Supplement to any stockholder by mail upon written or verbal request to the Company at: Cosmos Health Inc., c/o Corporate Secretary, 141 West Jackson Blvd. Suite 4236, Chicago IL 60604.

Stockholders who have already submitted proxies for this meeting may revoke them, or if they wish to change their vote they may do so by (i) filling out the electronic proxy card at https://www.iproxydirect.com/COSM, (ii) calling the toll-free number for telephone voting that can be found on your proxy card (1-866-752-VOTE(8683), (iii) requesting a new proxy card from the Company at: Issuer Direct Corporation, Attn: James Michael, One Glenwood Avenue, Suite 1001, Raleigh, North Carolina 27603 and mailing the proxy card as instructed in the Proxy Statement, or (iv) by attending the annual meeting in person. To be valid, your vote by Internet, telephone or mail must be received no later than 5:00 p.m. (Central Time) on November 18, 2024. Detailed information regarding voting procedures can be found in the Proxy Statement.

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